Exhibit 10.2

August 19, 2021

Lee J. Belitsky
Lee.Belitsky@dcsg.com

Dear Lee:

It is my great pleasure to confirm the terms of your ongoing employment with DICK’s Sporting Goods.

You will continue in your current role of Executive Vice President – Chief Financial Officer until October 1, 2021. As of that date, you will continue to serve the company with the title of Executive Vice President, reporting to Lauren Hobart. In your new role you will receive your current compensation and benefits. You will initially have oversight of Real Estate, Supply Chain and Gamechanger, although these areas of responsibility may change over time.

Please confirm the terms of this arrangement by signing and returning this letter to me.
Thank you for your continued service to DICK’S and for assisting us with a smooth transition of your role! Please contact me at contact me at 313-348-4591 with any questions.

Sincerely,
Julie Lodge-Jarrett
Chief People Officer

/s/ Lee J. Belitsky	August 19, 2021
Signature of Lee Belitsky	Date